UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 15, 2010 (October 12, 2010)

CHINA OUMEI REAL ESTATE INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-52132	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Floor 28, Block C
Longhai Mingzhu Building
No.182 Haier Road
Qingdao 266000
People’s Republic of China
(Address of principal executive offices)

(86) 532 8099 7969
(Registrant's telephone number, including area code)

_________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2010, the Board of Directors and the Compensation Committee of China Oumei Real Estate Inc. (the “Company”) adopted the China Oumei Real Estate Inc. 2010 Equity Incentive Plan (the “Plan”). The Plan was also approved by the Company’s shareholders on such date. The Plan will become effective on the twentieth (20th) day following the Company’s mailing to its shareholders of an Information Statement on Schedule 14C, pursuant to Rule 14c-2 of the U.S. Securities Exchange Act of 1934, as amended.

Up to 3,000,000 shares of the Company’s ordinary shares, par value $0.002112 per share (“Ordinary Shares”) may be issued under the Plan (subject to adjustment as described in the Plan). The Plan permits the grant of Incentive Share Options, Nonstatutory Share Options (i.e., options not intended to qualify as Incentive Share Options), Restricted Shares, Share Grants, Restricted Share Units, Share Appreciation Rights, Performance Units and Performance Shares to employees, directors, and consultants of the Company and its affiliates; provided that Incentive Share Options may be granted only to employees of the Company and of any parent or subsidiary of the Company. The Plan may be administered by the Board of Directors, or a committee thereof, and is currently being administered by the Compensation Committee.

In connection with adoption of the Plan, the Board of Directors and Compensation Committee also approved the form of Share Option Agreement (the “Option Agreement”) and form of Restricted Share Award Agreement (the “Share Award Agreement”) that will be utilized by the Company to grant options and restricted shares under the Plan.

The foregoing summary of the material terms and conditions of the Plan, the Option Agreement and the Share Award Agreement does not purport to be complete and is qualified in its entirety by reference to those documents filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report, which are incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Reference is made to the disclosure under Item 5.02 of this report, which disclosure is incorporated by reference herein.

On October 12, 2010, Longhai Holdings Company Limited, being the record holder of 27,143,000 Ordinary Shares (representing approximately 80.36% of the Company’s issued and outstanding Ordinary Shares and 6% Convertible Preference Shares, par value $0.002112 per share (“Convertible Preference Shares”)) on the Record Date, adopted written resolutions in lieu of a meeting approving the Plan.

On such date, there were 31,000,062 Ordinary Shares and 2,774,700 Convertible Preference Shares issued and outstanding. Holders of the Company’s Ordinary Shares and Convertible Preference Shares are entitled to one vote per share, voting together as a single class on an “as converted” basis (each Convertible Preference Share is currently convertible into one Ordinary Share), on all matters submitted to a vote of shareholders.

The Company intends to file the requisite Preliminary Information Statement on Schedule 14C, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, with the Securities and Exchange Commission on our about the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	China Oumei Real Estate Inc. 2010 Equity Incentive Plan
10.2	Form of Share Option Agreement relating to China Oumei Real Estate Inc. 2010 Equity Incentive Plan
10.3	Form of Restricted Share Award Agreement relating to China Oumei Real Estate Inc. 2010 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2010	CHINA OUMEI REAL ESTATE INC.

By: /s/Weiqing Zhang
Weiqing Zhang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	China Oumei Real Estate Inc. 2010 Equity Incentive Plan
10.2	Form of Share Option Agreement relating to China Oumei Real Estate Inc. 2010 Equity Incentive Plan
10.3	Form of Restricted Share Award Agreement relating to China Oumei Real Estate Inc. 2010 Equity Incentive Plan